EXHIBIT 32

Certification Pursuant to Rule 13a-14(b)

Under the Securities Exchange Act of 1934 and

Section 1350, Chapter 63 of Title 18, United States Code

Pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and section 1350, chapter 63 of title 18, United States Code, each of the undersigned officers of Weyerhaeuser Company, a Washington corporation (the “Company”), hereby certifies that:

The Company’s Quarterly Report on Form 10-Q dated May 7, 2010 (the “Form 10-Q”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DANIEL S. FULTON
Daniel S. Fulton President and Chief Executive Officer

Dated: May 7, 2010

/s/ PATRICIA M. BEDIENT
Patricia M. Bedient Executive Vice President and Chief Financial Officer

Dated: May 7, 2010

The foregoing certification is being furnished solely pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and section 1350, chapter 63 of title 18, United States Code and is not being filed as part of the Form 10-Q or as a separate disclosure document.